EXHIBIT 10(d)

     FIRST NATIONAL BANK OF OMAHA
SENIOR MANAGEMENT STOCK OPTION PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE

     1.1 Establishment. As of the Effective Date First National Bank of Omaha ("Company") hereby establishes, for the benefit of certain Participants, a plan which shall be known as the First National Bank of Omaha Senior Management Stock Option Plan (the "Plan"). The Plan is intended to be an individual account plan, which is intended to be exempt from Parts 2 through 4 of Title I of ERISA. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. All provisions of the Plan shall be construed accordingly.

     1.2 Purpose. The future success of the Company and its Affiliates, who may adopt the Plan, depends on its ability to attract, retain and motivate executives and other key employees. This Plan provides a long-term incentive for these employees to increase the value of the Company's stock.

     To help the Company and its Affiliates attract, retain and motivate executives and other key employees, the Company has established the Plan. Under the Plan, the Company or its Affiliates who adopt the Plan (the "Participating Company") awards Participants with Options. The Plan is designed to facilitate Participants' acquisitions of retirement and survivor benefits.

SECTION 2. REFERENCES, CONSTRUCTION AND DEFINITIONS

     Unless otherwise indicated, all references to sections and subsections shall be to this Plan document. The Plan and all rights thereunder shall be construed and enforced in accordance with ERISA and, to the extent that state law is applicable, the laws of the State of Nebraska. The titles and captions preceding sections and subsections of this Plan document have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provision. When the context so requires, the singular includes the plural. Whenever used herein and capitalized, the following terms shall have the respective meanings indicated unless the context plainly requires otherwise.

     2.1 Account means, with respect to a Participant, the account maintained showing a Participant's individual interest under this Plan.

     2.2 Administrative Committee means the Retirement Plan Administrative Committee and is the entity responsible for administering the Plan as provided for in Section 7 of this Plan

     2.3 Affiliate means any company affiliated with the Company under applicable law and any other company designated as an Affiliate by the Company for purposes of this Plan.

     2.4 Beneficiary means the person, including natural person or persons, trusts for the benefit of such person or persons, or charitable institutions under Code Section 501(c)(3), designated by a Participant pursuant to Section 8 to become the Optionholder of specified Options owned by the Participant upon the death of such Participant.

     2.5 Business Day means any day on which First National Bank of Omaha and the New York Stock Exchange are open for business.

     2.6 Code means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they are in effect as of the effective date and as they may from time to time be amended or renumbered.

     2.7 Company means First National Bank of Omaha and any successor thereto.

     2.8 Company Stock means shares of common stock, par value $5.00 per share, issued by First National of Nebraska, Inc. or any successor securities.

     2.9 Effective Date means December 31, 2000.

     2.10 Employee means an individual who is a common law employee of the Participating Company.

     2.11 ERISA means the Employee Retirement Income Security Act of 1974, as now in effect or as hereafter amended. All citations to sections of ERISA are to such sections as they are in effect as of the effective date and as they may from time to time be amended or renumbered.

     2.12 Executive Committee means the Executive Committee of the Board of Directors of the Company.

     2.13 Exercise means, with respect to an Option, to buy the Underlying Shares by the filing of an Exercise Election Form and by tendering the Exercise Price in accordance with procedures set by the Administrative Committee.

     2.14 Exercise Date means the date the Optionholder tenders a valid Exercise Election which is approved by the Administrative Committee.

     2.15 Exercise Election means the filing by an Optionholder of a written Exercise Election Form in substantially the same form as Exhibit E attached hereto.

     2.16 Exercise Period means, with respect to an Option, the period, as set forth in the Option Certificate, beginning with the Grant Date of the Option and ending 15 years following a Participant's Normal Retirement during which the Optionholder can exercise the Option, to the extent Vested and subject to provisions set forth in Section 5. With respect to a terminated Participant, the Exercise Period shall end 15 years following the date on which the terminated Participant would have reached Normal Retirement.

     2.17 Exercise Price means, with respect to an Option the greater of (i) the Indexed Exercise Price and (ii) the Minimum Exercise Price.

     2.18 Forfeitures means, with respect to a Participant who incurs a Termination of Employment, the amount of the Participant's Options that is not vested and as a result forfeited by the Participant. Such Forfeitures shall become the property of the Company.

     2.19 Grant Date means the date on which an Option under this Plan is granted.

     2.20 Indexed Exercise Price means, with respect to an Option as of any date, 50% of the Market Value of the Underlying Shares at Grant Date adjusted thereafter at a rate equal to the Underlying Share Return of the Option.

     2.21 Intrinsic Value means, with respect to an Option as of any date, the excess, if any, of the Market Value of the Underlying Shares of the Option over the Option's Exercise Price.

     2.22 Market Value shall be determined by the Executive Committee. If shares of Company Stock are traded in the over-the-counter market, the Executive Committee shall rely on the average sale price for the last 30 trading days occurring prior to the valuation date, as reported by a recognized market maker (currently Kirkpatrick Pettis); provided that if less than 400 shares of Company Stock are traded within such period, the period shall be extended to include such number of days prior to the valuation date so that a total of at least 400 shares have been traded. If shares of Company Stock are traded on a national exchange, "Market Value" shall be the average closing sale price for the 30 trading days occurring prior to the valuation date. If the sale price is not available for shares of Company Stock as described above, "Market Value" shall be the price reasonably determined by the Executive Committee in the good faith exercise of its discretion.

     2.23 Minimum Exercise Price means not less than 25% of the Market Value of the Underlying Shares at Grant Date.

     2.24 Normal Retirement means the earlier of the date upon which the Participant attains age 65 or the date of the Participant's actual retirement from the Company or its subsidiaries in accordance with the Company policies which define Normal Retirement or any contractually determined normal retirement date.

     2.25 OPT Plan means the First National Bank of Omaha Senior Management Option Plan as it may be amended from time to time.

     2.26 Option means the rights the Company grants to a Participant on the Option's Grant Date to purchase specified Underlying Shares at a specified price before the expiration of the Exercise Period. Each Option grant is to be evidenced by an Option Certificate. Bonus Deferral Options are the Options granted to Participants who defer a portion of their Bonus Payment Awards. The Bonus Payment Awards are the portion of the Company's long-term incentive compensation paid to executives, including Participants, based on the financial performance of the Company. Performance Award Options are the Options granted by the Company to certain Participants as determined by the Executive Committee as set forth in 3.2(a).

     2.27 Option Account means the account maintained with respect to each Option pursuant to Section 6.1 to keep track of the Underlying Shares of the Option.

     2.28 Option Certificate means the certificate issued by the Participating Company to a Participant to evidence the grant of an Option, in substantially the form attached hereto as Exhibit A. The Option Certificate shall provide the information set forth in Section 3.2(c) for each and every Option granted to a Participant.

     2.29 Option Expiration Time means the date, as set forth in the Option Certificate, beyond which no Exercise shall be honored.

     2.30 Optionholder means, with respect to an Option, the Person who is the beneficial owner of the Option and has the right to exercise the Option.

     2.31 Participant means, as of any date, any Employee who has received one or more Options and at least one of such Options remains exercisable, including Employees who are retired on or after the Effective Date of this Plan and Employees who have assigned their shares under Section 3.3(b).

     2.32 Participating Company means the Company or an Affiliate which, by action of its board of directors or equivalent governing body and with the written consent of the Company, has adopted the Plan; provided that the Company may, subject to the foregoing proviso, waive the requirement that such board of directors or equivalent governing body effect such adoption. By its adoption of or participation in the Plan, a Participating Company shall be deemed to appoint the Company its exclusive agent to exercise on its behalf all of the power and authority conferred by the Plan upon the Company and accept the delegation to the Executive Committee of all the power and authority conferred upon it by the Plan. The authority of the Company to act as such agent shall continue until the Plan is terminated as to the Participating Company. The term "Participating Company" shall be construed as if the Plan were solely the Plan of such Participating Company, unless the context plainly requires otherwise.

     2.33 Plan means this First National Bank of Omaha Senior Management Stock Option Plan as it may be amended from time to time hereafter.

     2.34 Plan Year means the calendar year; provided, however, that the first Plan Year shall be the period commencing on the Effective Date of the Plan and ending on December 31 of the year of the Effective Date of the Plan.

     2.35 Retirement means a Participant's Normal Retirement as defined in Section 2.24. The term "Retire" means the act of taking Retirement.

     2.36 Termination of Employment means a termination of employment with the Participating Company as determined by the Executive Committee in accordance with reasonable standards and policies adopted by the Executive Committee by reason of resignation, discharge, death, disability or any other termination.

     2.37 Underlying Shares means, with respect to an Option, the shares of Company Stock on which the Option is granted.

     2.38 Underlying Share Return means the rate of growth or decline of the Market Value of the Underlying Shares. The Underlying Share Return shall include, without limitation, growth or decline of the Market Value attributable to unrealized appreciation or depreciation and additional Underlying Shares obtained through the reinvestment of dividends or other distributions attributable to the Underlying Shares.

     2.39 Vested means, with respect to an Option or a portion thereof, that the Participant has acquired a nonforfeitable right to exercise the Option or the vested portion thereof subject to Exercise provisions in Section 5. The Vesting period will be outlined in the Option Certificate delivered to the Participant.

SECTION 3. ELIGIBILITY, PARTICIPATION AND OPTION GRANTS

     3.1 Eligibility. The Executive Committee shall designate those Employees eligible to become a Participant in the Plan; provided, however, unless the Company is exempt from ERISA, each such Employee designated by the Executive Committee shall be a member of the Participating Company's "select group of management or highly compensated employees", as defined in Sections 201(2), 301(a)(3) and 401(a) of ERISA, as amended.

     3.2 Grants.

     (a)  Performance Award Options. Each Plan Year, the Executive Committee shall establish a method to allocate the Incentive Pool for that Plan Year to Participants. The Incentive Pool is the award made to a select group of Employees whose individual contributions have materially assisted the Company in the achievement of its financial and corporate goals. A Participant who is not employed as of December 31 of the Plan Year shall not receive an allocation of the Incentive Pool for that Plan Year, unless the Executive Committee determines otherwise in its sole and absolute discretion; provided, however, that no portion of the Incentive Pool may be used for Options under this Plan unless the Participant is employed as of such December 31. Eligible Participants may elect to allocate all or a portion of his share of the Incentive Pool under this Plan and the remaining portion, if any, under the OPT Plan by filing a Plan Election with the Administrative Committee (in substantially the form attached hereto as Exhibit D). A separate account shall be maintained in this Plan for each Participant which shows his portion of the Incentive Pool allocated under this Plan. Such account shall be the Performance Award Account. As of each December 31, the Executive Committee shall allocate the Incentive Pool in conformity with the established methodology to each eligible Participant. The Company shall grant Performance Award Options under this Plan such that the Intrinsic Value of such Options at the Grant Date will be equal to the dollar value of the Performance Award Account of a Participant. The Grant Date of a Performance Award Option under this Plan shall be the date upon which the Incentive Pool is allocated to a Participant as determined by the Executive Committee.

     (b)  Bonus Deferral Options. The Executive Committee shall determine for each Participant Bonus Awards. A Bonus Award is a payment of cash compensation determined as of the last day of the Plan Year and paid in the following Plan Year as incentive pay to the Participant under compensation plans approved by the Executive Committee. Such Bonus Award shall be payable not later than January 31 of the year following the Plan Year in which it was earned. Each eligible Participant who receives a Bonus Award shall be granted the opportunity to make an election prior to the end of the Plan Year in which the Bonus Award is determined to exchange all or a portion of his Bonus Award for a grant of Options under this Plan. Such elections shall be made by filing an Election Form with the Administrative Committee (in substantially the form attached hereto as Exhibit C.)

     (c)  Rollover Options. Prior to the Effective Date, Participants shall have the opportunity to elect Options based on amounts transferred to this Plan from the First National of Nebraska, Inc. Senior Management Long Term Incentive Plan. Such election shall be made by filing a Rollover Election Form with the Administrative Committee (in substantially the form attached hereto as Exhibit F).

     (d)  Option Certificates. The Administrative Committee shall deliver an Option Certificate (in substantially the form attached hereto as Exhibit A) to each Participant who receives a grant of Options pursuant to paragraphs (a), (b), (c) and (e) of this Section 3.2. The Option Certificate shall specify the Options Grant Date, the number of Options granted, the vesting schedule (if any) applicable to such Options and the expiration date of such Options. The Option Certificate shall also specify any restrictions upon the exercise of any vested Options. Additionally, the Option Certificate may specify any additional terms not set forth in this Plan applicable to the Options granted. The Administrative Committee shall be responsible for assuring the accuracy of information set forth on the Option Certificate.

     (e)  Board Approval. Each grant of Options elected or determined under this Plan shall be submitted to the Board of Directors of the Company for approval or disapproval prior to award of the grant. A member of the Board of Directors shall not vote with respect to any grant of Options made to him or her under this Plan.

     3.3 Nonalienation.

     (a)  Subject to subsection (b) of this Section 3.3, no Option, interest, expectancy, benefit, payment, claim or right of any Participant or Optionholder under the Plan shall be (a) subject in any manner to any claims of any creditor of the Participant or Optionholder, (b) subject to the debts, contracts, liabilities or torts of the Participant or Optionholder or (c) subject to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind. If any Person shall attempt to take any action contrary to this Section, such action shall be null and void and of no effect, and the Administrative Committee and the Participating Company shall disregard such action and shall not in any manner be bound thereby and shall suffer no liability on account of its disregard thereof. If the Participant or Optionholder, or any other beneficiary hereunder shall become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the discretion of the Administrative Committee, cease and terminate, and in such event, the Administrative Committee may hold or apply the same or any part thereof for the benefit of the Participant or Optionholder or the spouse, children, or other dependents of the Participant or Optionholder, or any of them, in such manner and in such amounts and proportions as the Administrative Committee may deem proper.

     (b) Notwithstanding subsection (a) of this Section 3.3, a Participant may at any time prior to death assign an Option to the Participant's spouse, children or a trust for the benefit of the Participant, the Participant's spouse or children. The Participant may also assign an Option to a tax-exempt entity as defined in Code Section 501(c)(3). Notwithstanding the foregoing, such an assignment shall be permitted only if (i) the Participant is 100% Vested in the Option and (ii) the Participant receives no consideration for the assignment. Any such assignment shall be evidenced by an appropriate written document executed by the Participant and a copy delivered to the Administrative Committee in advance of the effective date of the assignment. In the event of such an assignment, the assignee shall become the Optionholder of the Option and shall be entitled to all the rights of the Participant with respect to the assigned Option (except that the assignee may not make an assignment under this Section 3.3(b)), and such Option shall continue to be subject to all of the terms, conditions and restrictions applicable to the Option, as set forth in the Plan; provided, however, that the Participant shall remain a Participant in this Plan as long as at least one share remains exercisable. If an assignment is made under this Section 3.3(b), the assignee is subject to Section 3.3(a).

     (c) Neither a Participant nor an Optionholder of a Participant may assign, sell, pledge or otherwise transfer an Option within six months of the Grant Date of the Option or assign, sell, pledge or otherwise transfer any shares of Company Stock acquired upon the exercise of an Option granted under this Plan within six months of the Grant Date of the Option.

SECTION 4. VESTING OF OPTIONS

     4.1 Performance Award Options. For each Performance Award Option granted after the Effective Date of the Plan, a Participant will be vested in his Performance Award Option as follows: A Participant shall become 35% vested on the December 31st following the Plan Year in which the Performance Award Option was granted. An additional 10% vesting will be awarded on each of the five December 31st thereafter, and the Participant will be 100% vested in the Performance Award Option on the seventh December 31st following the grant of the Performance Award Option. A Participant must be employed by the Company or a Participating Company on the last day of such Plan Year to receive a vesting increment for that Plan Year. Notwithstanding the above, a Participant will be 100% vested in his Performance Award Option if he terminates employment after attaining age 60 and completing five years of service. A year of service is defined as a calendar year of service with the Company or a Participating Company where the Participant is employed on the last day of the Plan Year. A Participant will be 100% Vested in his Performance Award Option if, while employed by the Company or a Participating Company, he attains age 65, dies or becomes Totally and Permanently Disabled, regardless of his years of service. A Participant shall be Totally and Permanently Disabled for purposes of this Plan if, in the sole and absolute discretion of the Administrative Committee, the Participant is unable to perform his or her usual and customary employment with the Company or a Participating Company as a result of a physical or mental condition of the Participant due to injury or illness.

     4.2 Rollover Options. For Rollover Options granted based on amounts transferred to this Plan under Section 3.2(c), the Options will be vested in accordance with the vesting schedule in effect under the First National of Nebraska, Inc. Senior Management Long Term Incentive Plan and shall be set forth on Exhibit F.

     4.3 Bonus Deferral Options. Bonus Deferral Options shall be 100% vested immediately on the Grant Date.

SECTION 5. EXERCISE OF OPTIONS

     5.1 Exercisability. Subject to restrictions in this Section and to vesting requirements in Section 5 of this Plan, on any Business Day, the Optionholder may file an Exercise Election (substantially in the form of Exhibit E) with the Administrative Committee to exercise an Option.

(a)	A Participant who is currently employed by the Company or a Participating Company or the Optionholder of a Participant currently employed by the Company or a Participating Company may

Exercise up to 10% of his Vested Performance Award Options during any Plan Year except that no Exercise of Performance Award Options shall be permitted if, as of the Exercise Date, the Intrinsic Value of the Participant's Performance Award Option Exercises to date, calculated from the Effective Date of this Plan, equals or exceeds 20% of the total Intrinsic Value of all the Participant's Performance Award Option Accounts under the Plan. For purposes of this subsection 5.1(a) of the Plan, amounts held in this Plan shall be combined with amounts, if any, in the Participant's account in the OPT Plan.

(b)	A Participant who terminates service before Retirement or the Optionholder of the terminated Participant shall be entitled to Exercise his Vested Performance Award Options, subject to Section 6.1(a), during the Exercise Period.

(c)	A Participant who Retires or the Optionholder of such Retired Participant shall be entitled to exercise his Performance Award Options during the Exercise Period.

(d)	A Participant may Exercise Bonus Deferral Options on any Business Day during the Exercise Period, subject to procedures and timing set forth in Section 6.3 of this Plan. In no event shall an Option be eligible for Exercise in a manner not permitted by the Option Certificate.

     5.2 Exercise Price. The Exercise Price of the Options granted under Section 3.2 shall be noted on the Option Certificate. The initial Exercise Price will be 50% of the Market Value of the Underlying Shares at Grant Date adjusted thereafter at a rate equal to the Underlying Share Return of the Option. Notwithstanding the foregoing, the Exercise Price shall never be less than 25% of the Market Value of the Underlying Shares at Grant Date.

     5.3 Procedures and Timing. To Exercise an Option, the Participant or the Optionholder of such Participant must file with the Administrative Committee a properly completed Exercise Election duly executed by the Optionholder. Within seven (7) Business Days of receipt of such Exercise Election, the Participating Company shall discharge the Participating Company's obligations with respect to the Option upon payment of the Exercise Price. If the Exercise Election form is not properly completed, as determined by the Administrative Committee, it shall be promptly returned to the Participant or Optionholder with written notice of deficiencies.

     5.4 Withholding. Whenever payment is made pursuant to the exercise of an Option, all tax withholding shall be made either by means of tax withholding or payment from the Optionholder to the Participating Company of an amount equal to the withholding taxes due to be paid on behalf of the Participant by the Participating Company. The Participating Company may also withhold such reasonable fees as the Administrative Committee may establish from time to time.

     5.5 Partial Exercises. The Optionholder may elect to Exercise less than all of his Vested Options in accordance with Section 5.1.

     5.6 Payments to Beneficiary. If a Participant or Optionholder entitled to a benefit under this Plan dies before payment of the benefit is made, then payment of the benefit shall be made to such Participant's or Optionholder's Beneficiary as designated pursuant to Section 8.1 of this Plan.

SECTION 6. ACCOUNTS

     6.1 Option Accounts. The Administrative Committee shall keep or cause to be kept a separate Participant account for each Participant or Optionholder and a separate Option Account with respect to each Option. As of each Business Day, each Option Account shall be adjusted to reflect any transfers of shares, exercises, forfeitures, reinvestments, or other Option activity. The Option Account shall reflect the current Market Value of the Option Account. Such Accounts shall be maintained under procedures adopted by the Administrative Committee.

SECTION 7. ADMINISTRATION OF THE PLAN

     7.1 Powers and Duties of the Executive Committee. The Executive Committee shall have general responsibility for the administration of the Plan (including but not limited to complying with reporting and disclosure requirements, and establishing and maintaining Plan records). In the exercise of its sole and absolute discretion, the Executive Committee shall interpret the Plan's provisions and determine the eligibility of individuals for benefits. The Executive Committee may delegate to the Administrative Committee those duties and responsibilities it determines to be best executed by the Administrative Committee.

     7.2 Agents. The Executive Committee or Administrative Committee may engage such legal counsel, certified public accountants and other advisers and service providers, who may be advisers or service providers for the Participating Company or an Affiliate, and make use of such agents and clerical or other personnel, as it shall require or may deem advisable for purposes of the Plan. The Executive Committee or Administrative Committee may rely upon the written opinion of any legal counsel or accountants engaged by the Executive Committee or Administrative Committee, and may delegate to any such agent or to any sub-committee or member of the Executive Committee or Administrative Committee its authority to perform any act hereunder, including, without limitation, those matters involving the exercise of discretion, provided that such delegation shall be subject to revocation at any time at the discretion of the Executive Committee or Administrative Committee.

     7.3 Structure of Administrative Committee. No member of the Administrative Committee shall be entitled to act on or decide any matter relating solely to such member or any of such member's rights or benefits under the Plan. In the event the Administrative Committee is unable to act in any matter by reason of the foregoing restriction, the Executive Committee shall act on such matter.

     7.4 Adoption of Procedures by Administrative Committee. The Administrative Committee shall establish its own procedures, adopt rules for efficient operation and the time and place for its meetings, and provide for the keeping of minutes of all meetings.

     7.5 Instructions for Payments. All requests of or directions to the Participating Company for payment or disbursement shall be signed by a member of the Administrative Committee or such other person or persons as the Administrative Committee may from time to time designate in writing. This person shall cause to be kept full and accurate accounts of payments and disbursements under the Plan.

     7.6 Claims for Benefits. All claims for benefits under the Plan shall be submitted in writing to the Administrative Committee. Within a reasonable period of time the Administrative Committee shall decide the claim by majority vote in the exercise of its sole and absolute discretion. Written notice of the decision on each such claim shall be furnished within 90 days after receipt of the claim; provided that, if special circumstances require an extension of time for processing the claim, an additional 90 days from the end of the initial period shall be allowed for processing the claim, in which event the claimant shall be furnished with a written notice of the extension prior to the termination of the initial 90-day period indicating the special circumstance requiring an extension. If the claim is wholly or partially denied, such written notice shall set forth an explanation of the specific findings and conclusions on which such denial is based. A claimant may review all pertinent documents and may request a review by the Administrative Committee of such a decision denying the claim. Such a request shall be made in writing and filed with the Administrative Committee within 60 days after delivery to said claimant of written notice of said decision. Such written request for review shall contain all additional information which the claimant wishes the Administrative Committee to consider. The Administrative Committee may hold any hearing or conduct any independent investigation which it deems necessary to render its decision, and the decision on review shall be made as soon as possible after the Administrative Committee's receipt of the request for review. Written notice of the decision on review shall be furnished to the claimant within 60 days after receipt by the Administrative Committee of a request for review, unless special circumstances require an extension of time for processing, in which event an additional 60 days shall be allowed for review and the claimant shall be so notified in writing. Written notice of the decision on review shall include specific reasons for such decision. For all purposes under the Plan, such decisions on claims (where no review is requested) and decisions on review (where review is requested) shall be final, binding and conclusive on all parties.

     7.7 Hold Harmless. To the maximum extent permitted by law, no member of the Administrative Committee shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in such member's capacity as a member of the Executive Committee or Administrative Committee nor for any mistake of judgment made in good faith, and the Participating Company shall indemnify and hold harmless, directly from its own assets (including the proceeds of any insurance policy the premiums of which are paid from the Company's own assets), each member of the Executive Committee or Administrative Committee and each other officer, employee, or director of the Participating Company or an Affiliate to whom any duty or power relating to the administration or interpretation of the Plan against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Participating Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

SECTION 8. DESIGNATION OF BENEFICIARIES

     8.1 Beneficiary Designation. Every Participant and every Optionholder shall file with the Administrative Committee a written designation (in substantially the form attached hereto as Exhibit B) of one or more persons as the Beneficiary who shall be entitled to become the Optionholder of Options held by the Participant upon the Participant's death. A Participant or Optionholder may from time to time revoke or change such Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Administrative Committee. The last such designation received by the Administrative Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Administrative Committee prior to the Participant's death, and in no event shall it be effective as of any date prior to such receipt. All decisions of the Administrative Committee concerning the effectiveness of any Beneficiary designation and the identity of any Beneficiary shall be final. Notwithstanding the foregoing, the Beneficiary of an Optionholder shall Exercise all Options under this Plan by the due date for filing the final tax return of the deceased Optionholder, provided however, such three year term shall not extend the Exercise Period set forth in the Option Certificate.

SECTION 9. AMENDMENT OR TERMINATION OF THE PLAN

     9.1 Right to Amend or Terminate Plan. The Company reserves the right at any time to amend or terminate the Plan, in whole or in part, and for any reason and without the consent of any Participating Company, Participant or Beneficiary. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Company.

     The Administrative Committee may adopt any ministerial and nonsubstantive amendment which may be necessary or appropriate to facilitate the administration, management and interpretation of the Plan, provided the amendment does not materially affect the currently estimated cost to the Participating Companies of maintaining the Plan. Each Participating Company by its participation in the Plan shall be deemed to have delegated this authority to the Administrative Committee.

     In no event shall an amendment or termination modify, reduce or otherwise affect the Participating Company's obligations under the Plan, as such obligations are defined under the provisions of the Plan existing immediately before such amendment or termination.

     In the event the Company determines, in good faith, that some or all of the benefits under this Plan may be subject to taxation, the Plan shall be amended to continue the deferred nature of such benefits and to avoid the imposition of current taxation on the Participants.

     9.2 Notice. Notice of any amendment or termination of the Plan shall be given by the Administrative Committee to all Participating Companies.

SECTION 10. GENERAL PROVISIONS AND LIMITATIONS

     10.1 No Right to Continued Employment. Nothing contained in the Plan shall give any Employee the right to be retained in the employment of the Participating Company or an Affiliate or affect the right of any such employer to dismiss any Employee. The adoption and maintenance of the Plan shall not constitute a contract between any Participating Company and Employee or consideration for, or an inducement to or condition of, the employment of any Employee.

     10.2 Required Information. Each Participant and Optionholder shall file with the Administrative Committee such pertinent information concerning himself or herself, such Participant's Beneficiary, or such other person as the Administrative Committee may reasonably specify, and no Participant, Beneficiary, or other person shall have any rights or be entitled to any benefits under the Plan unless such information is filed by or with respect to the Participant.

     10.3 No Trust or Funding Created. The obligations of the Participating Company to make payments hereunder shall constitute a liability of the Participating Company to a Participant or Beneficiary, as the case may be. Such payments shall be made from the general funds of the Participating Company, and the Participating Company shall not be required to establish or maintain any special or separate fund, or purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payment shall be made, and neither a Participant nor a Beneficiary shall have any interest in any particular asset of the Participating Company by reason of its obligations hereunder. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Participating Company and a Participant or any other person. The rights and claims of a Participant or a Beneficiary to a benefit provided hereunder shall have no greater or higher status than the rights and claims of any other general, unsecured creditor of the Participating Company; provided, however, this section does not prohibit the establishment by the Company of a grantor trust, substantially similar to the Internal Revenue Service's model trust as described in Revenue Procedure 92-64, to enable the Company to hold assets which may in the Company's discretion be used to meet the obligations of the Plan.

     10.4 Binding Effect. Obligations incurred by the Participating Company pursuant to this Plan shall be binding upon and inure to the benefit of the Participating Company, its successors and assigns, and the Participant and the Participant's Beneficiary.

     10.5 Merger or Consolidation. In the event of a merger or a consolidation by the Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation, then and in such event the obligations and responsibilities of the Company under this Plan shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participants and Beneficiaries hereunder shall continue.

     10.6 Option Cancellation. Each Optionholder has the right, without consent of the Participating Company, to surrender any Option for cancellation. Upon such surrender, the Optionholder shall receive no value in exchange and shall release and discharge the Participating Company from any and all obligations under the Option surrendered.

     10.7 Entire Plan. The Plan document and the Exhibits hereto and the appropriate Option Certificates, and any written amendments thereto, contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

EXHIBIT A
OPTION CERTIFICATE

The Participating Company hereby certifies that it has granted to the Participant, under the First National Bank of Omaha Senior Management Stock Option Plan (the "Plan"), the Option described herein.

Option No.:

Participant:	Name

Address

Social Security No.

Age

Number of Options and Vesting, if any, applicable to Options:

Grant Date:

Grant Date Market Value of Underlying Shares: $

Exercise Price: As of the Exercise Date, the greater of (A) the Indexed Exercise Price and (B) the Minimum Exercise Price.

Capitalized terms shall have the meanings the Plan ascribes to them.

Issued by First National of Nebraska, Inc. this _______day of _________________, 200___.

By:

EXHIBIT B
BENEFICIARY DESIGNATION

To:	Administrative Committee of the First National Bank of Omaha Senior Management Stock Option Plan (the "Plan")

From:	Name
Address
Social Security No.
I, a Participant in the Plan, hereby name the following person or persons, entity or entities (herein called "Designated Beneficiary(ies)") to receive ownership of Options issued under the Plan and that I own upon my death (herein called "Survivor Options").

	Name and Relationship	Address	Social Security No.

1.

2.

3.

4.
If my Survivor Options, if any, are to be paid to more than one Designated Beneficiary, I understand that such Survivor Options shall be divided equally between or among such Designated Beneficiaries.

If any Designated Beneficiary(ies) named above is (are) not in existence at my death, then I name the following Contingent Designated Beneficiary(ies) to receive the Survivor Options that such Designated Beneficiary(ies) would have received.

	Name and Relationship	Address	Social Security No.

Contingent Beneficiary to Designated Beneficiary No. _____.

Contingent Beneficiary to Designated Beneficiary No. _____.

Contingent Beneficiary to Designated Beneficiary No. _____.

Contingent Beneficiary to Designated Beneficiary No. _____.

I understand that if a Designated Beneficiary dies before I do and there is no Contingent Designated Beneficiary named to take such Designated Beneficiary's share, then the Survivor Option will be paid to my Surviving Spouse, if any, and if not to my estate.

I understand that this Beneficiary Designation Form shall remain in effect until revoked by me in writing or until superseded by my execution and delivery of a substitute Beneficiary Designation Form. I understand that no such revocation or substitute Beneficiary Designation Form will be effective until it is actually received by the Administrative Committee.

I understand that Survivor Options have federal and state tax consequences and that such consequences may depend on the identity of the beneficiary of such payments (for example, whether the beneficiary is my spouse); and I acknowledge that I have been advised to consult an independent, professional tax advisor before completing this Beneficiary Designation Form.

Participant's Signature

Date

EXHIBIT C
BONUS DEFERRAL ELECTION FORM

To:	Administrative Committee of the First National Bank of Omaha Senior Management Stock Option Plan (the "Plan")

From:	Name ______________________________________________________________________________________________________________

Address _____________________________________________________________________________________________________________
_____________________________________________________________________________________________________________
_____________________________________________________________________________________________________________

Social Security No. _____________________________________________________________________________________________________

CHECK AND COMPLETE ONLY ONE BELOW
[_] Election for Plan Year _______________________

Pursuant to the terms of the Plan, I hereby elect to forgo the receipt of the following amounts of my Bonus Award which I earn during the _______ Plan Year and which, but for this Bonus Deferral Election, would be paid to me on ________________________.

________ percent of Bonus Award or $__________________

FUND ALLOCATION

I understand that the Plan allows me to make a Fund Allocation Election. I understand that to make a Fund Allocation Election, I must complete a separate Fund Allocation Election form and file it with the Executive Committee or its designee.

BENEFICIARY DESIGNATION

I understand that the Plan allows me to make a Beneficiary Designation. I understand that to make a Beneficiary Designation, I must complete a separate Beneficiary Designation form and file it with the Administrative Committee or its designee.

OPTIONS
I understand that the Participating Company will grant Options to me under the Plan.

RELIANCE ON OWN ADVISORS

I affirm that in making this Bonus Deferral Election, I have relied on my own tax and financial advisors and not on the Participating Company, any of its employees, agents or representatives.

INCORPORATION OF PLAN
The Plan is incorporated herein by reference and shall govern the rights and obligations hereunder.

___________________________________________________ Date________________________________
Participant's Signature

Accepted by the Administrative Committee.

___________________________________________________ Date________________________________
Authorized Signature

     EXHIBIT D
PLAN ELECTION

To:	Administrative Committee of the First National Bank of Omaha Senior Management Stock Option Plan (the "Plan")

From:	Name

Address

Social Security No.

I, a Participant in the Plan, hereby request that ____% of my portion of the Incentive Pool be available for the issuance of Performance Award Options under this Plan. I understand that all remaining amounts, if any, of my share of the Incentive Pool shall be available for Performance Award Options under the OPT Plan.

I understand that this election is subject to the terms of the Plan, and that the Plan's provisions are incorporated herein by reference.

Date
Participant's Signature

Accepted by the Administrative Committee.

Date
Participant's Signature

     EXHIBIT E
EXERCISE ELECTION

To:		Administrative Committee of the First National Bank of Omaha Senior Management Stock Option Plan (the "Plan")

From:		Name ____________________________________________________________________________________

Address __________________________________________________________________________________

Social Security No. __________________________________________________________________________

I, an Optionholder under the Plan, hereby elect to exercise my Options as follows:
(check and complete one)

[_] All of my Options

[_] The following Options: ________________________________________________________________________

I understand that this Exercise Election is subject to the Plan provisions and Administrative Committee approval, and is subject to tax withholding.

	________________________________________	Date __________________
Participant's Signature

_______________Date Received by Administrative Committee

Approval:

	___________________________________________	Date ___________________
Authorized Administrative Committee Signature

EXHIBIT F
ROLLOVER ELECTION FORM - PRIOR PLAN WAIVER

To:	Administrative Committee of the First National Bank of Omaha Senior Management Stock Option Plan (the "Plan")

From:	Name ______________________________________________________________

Address ____________________________________________________________
________________________________________________________________
________________________________________________________________

Social Security No. ____________________________________________________

     I, a Participant in the First National of Nebraska, Inc. Senior Management Long Term Incentive Plan (the "Prior Plan"), hereby elect to terminate my participation in the Prior Plan, to cancel my benefits under the Prior Plan, and to receive Options under the Plan as designated on the attached Election Between Plans form. I understand that any and all rights that I may have had under the Prior Plan shall be forfeited and that this waiver is irrevocable.

     I understand that the Intrinsic Value of the Options granted to me under the Plan shall be equal to the value of my account balance under the Prior Plan as of the December 31, 2000 effective date of the Plan.

__________________________________	Date __________________
Participant Signature

Accepted by the Administrative Committee:

__________________________________	Date __________________